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                                                                 EXHIBIT 2.10




                     AMENDMENT NO. 9 TO THE AMENDED AND
                RESTATED OPERATIONS AND SETTLEMENT AGREEMENT


         This Amendment No. 9 ("Amendment") to the Amended and Restated Operations and Settlement Agreement (the "Agreement") is entered into as of February 7, 2000, among the Commissioner of the Department of Corporations of the State of California (the "Commissioner" acting for himself and the Department of Corporations of the State of California (collectively, the "State")), J. Mark Abernathy, as Special Monitor-Examiner, Caremark Rx, Inc., a Delaware corporation, f/k/a MedPartners, Inc., and its successors and assigns ("MedPartners") and MedPartners Provider Network, Inc., a California corporation ("MPN"), as a debtor and debtor in possession in the Bankruptcy Case. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.


                                  RECITALS

         WHEREAS, the parties entered into the Agreement as of June 16, 1999;

         WHEREAS, the parties entered into Amendment No. 1 to the Agreement as of July 31, 1999;

         WHEREAS, the parties entered into Amendment No. 2 to the Agreement as of August 31, 1999;

         WHEREAS, the parties entered into Amendment No. 3 to the Agreement as of September 30, 1999;

         WHEREAS, the parties entered into Amendment No. 4 to the Agreement as of October 31, 1999;

         WHEREAS, the parties entered into Amendment No. 5 to the Agreement as of November 30, 1999;

         WHEREAS, the parties entered into Amendment No. 6 to the Agreement as of December 10, 1999;

         WHEREAS, the parties entered into Amendment No. 7 to the Agreement as of December 31, 1999; and

         WHEREAS, the parties entered into Amendment No. 8 to the Agreement as of January 31, 2000; and

         NOW THEREFORE, in consideration of the mutual covenant and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

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                                   AGREEMENT

1.       Section 1.1 is hereby amended to add the following definitions:

         "Lender" has the meaning set forth in Section 3.5(c) hereof.

         "MPN Letter of Credit" has the meaning set forth in Section 3.5(c) hereof.

2. Section 3.5(c) is hereby deleted in its entirety and is amended to read as follows:

         (c) Funding. As a part of the MedPartners Funding Commitment, as soon as possible following the approval of the Supplemental Plan Agreement by the Bankruptcy Court, MedPartners shall cause a lender under the Credit Agreement (the "Lender") to issue an irrevocable letter of credit in the amount of $15 million in favor of MPN, which shall be in form and content acceptable to the parties to the Agreement (the "MPN Letter of Credit"). If the Agreement terminates, MPN agrees to provide notice of such termination to the Lender pursuant to the terms of the MPN Letter of Credit within five (5) Business Days of such termination. MPN also agrees to provide the Lender with any other certification or documentation reasonably required pursuant to the terms of the MPN Letter of Credit or any replacement or renewal letter of credit. The funds made available to MPN under the MPN Letter of Credit shall be used to pay MPN Provider Claims of Consenting Providers and Consenting Plans and Plan Preserved Claims of Consenting Plans that become Allowed MPN Claims as they become payable after giving effect to all valid offsets and recoupments. To the extent MPN Provider Claims held by Consenting Providers are not paid from the MPN Letter of Credit, MedPartners shall fulfill the MedPartners Funding Commitment with respect to such MPN Provider Claims in accordance with Section 3.5(b) above. To the extent MPN Provider Claims and MPN Plan Preserved Claims held by Consenting Plans that are payable in accordance with this Agreement and the SPA are not paid from the proceeds of the MPN Letter of Credit, they shall be payable as provided in Section 3.5(f) below. All Plan Preserved Claims and Provider Claims held by Consenting Plans that are not paid from the proceeds of the MPN Letter of Credit shall be subject to the MedPartners Funding Commitment and shall be paid in accordance with Section 20.18 of the SPA.

3. Section 3.6 is hereby deleted in its entirety and is amended to read as follows:

         LETTER OF CREDIT. To support the MedPartners Funding Commitment MedPartners shall cause a Lender satisfactory to the Creditors Committee to issue an irrevocable letter of credit in the amount of $25 million in favor of the Special Monitor-Examiner, which shall be substantially in the form attached as Schedule 3.6. The parties acknowledge that the letter of credit will need to be amended in connection with the Plan of Reorganization. If the Agreement terminates, the Special Monitor-Examiner agrees to provide notice of such termination to the


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               Lender pursuant to the terms of the letter of credit within five
               (5) Business Days of such termination. The Special Monitor-Examiner also agrees to provide the Lender with any other certification or documentation reasonably required pursuant to the terms of the letter of credit issued pursuant to this Section or the MPN Letter of Credit.

         4. Schedule 3.6 to the Agreement is hereby amended by deleting the form of the letter of credit in its entirety and replacing it with a form of the letter of credit attached hereto as Exhibit "A."

         5. Section 13.2 of the Agreement is hereby amended by deleting "February 7, 2000" and inserting in its place "February 25, 2000."

         6. The Agreement, as previously amended, shall remain unchanged in all other respects.

         7. This Amendment may be executed in one or more counterparts each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile shall be equally effective as delivery of an original executed counterpart of this Amendment.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                                CAREMARK RX, INC.
                                a Delaware corporation

                                By: /s/ James H. Dickerson, Jr.
                                   ---------------------------------------------


                                Title: EVP and CFO
                                      ------------------------------------------


                                MEDPARTNERS PROVIDER NETWORK, INC.,
                                a California corporation

                                By: /s/ Don Garner
                                   ---------------------------------------------


                                Title: Secretary
                                      ------------------------------------------


                                COMMISSIONER OF THE DEPARTMENT OF
                                CORPORATIONS

                                By: /s/ William Kenefick
                                   ---------------------------------------------
                                        William Kenefick

                                Title: Acting Commissioner of the Department of Corporations
                                        ----------------------------------------

                                J. MARK ABERNATHY,
                                as Special Monitor-Examiner and not individually

                                By: /s/ J. Mark Abernathy
                                   ---------------------------------------------
                                   J. Mark Abernathy

                                Title:  J. Mark Abernathy,
                                       as Special Monitor-Examiner
                                       -----------------------------------------


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                                                                       EXHIBIT A














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